                            CONFIDENTIAL TREATMENT                  EXHIBIT 10.4

                       FIRST AMENDMENT TO IRU AGREEMENT

     This Amendment to IRU Agreement ("Amendment") is made and entered into as of the 13th day of August, 1997, by and between Qwest Communications Corporation ("Qwest") and GTE Intelligent Network Services Incorporated ("GTE").

                                   RECITALS

       A. Qwest and GTE previously entered into an IRU Agreement dated as of May 2, 1997 (the "Agreement").

       B. Qwest and GTE wish to amend the Agreement to add additional Segments and make certain modifications to the Agreement.

                                   AGREEMENT

       In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Qwest and GTE agree as follows:

       1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Agreement.

       2. (a) In accordance with Section 1.1(a) and subject to the provisions of the Agreement, Qwest hereby grants GTE an IRU in twenty four (24) Dark Fibers in the following additional Segments which shall be included in the description of Segments on Exhibits A-1 and A-3 of the Agreement (the "Additional Segments") and shall be added to and included within the System Route for purposes of the
Agreement:

                                              Estimated         Estimated
Segment No.             Segment           System Route Miles  Delivery Date
----------              -------           ------------------  --------------

   43           Atlanta-Tallahassee               325              12/15/98
   44           Lake City-Tampa                   268              12/15/98
   45           Tampa-Miami                       285               3/31/98
   46           Miami-Jacksonville                345               8/31/98*
   47A          Jacksonville-Augusta              282               2/28/99
   42B&C        Tallahassee-Jacksonville          164              12/15/98
   48           Augusta-Charlotte                 198               3/31/99

                Total Estimated Mileage          1867

* This delivery date is contingent upon the acquisition of an SMF-28 fiber route. In the event the SMF-28 fiber route is not used, the estimated delivery date for this Segment is 3/31/99.

                            CONFIDENTIAL TREATMENT

       (b) With respect to Segment 48 from Augusta to Charlotte, Qwest and GTE agree that in the event Qwest is unable to secure the necessary underlying right of way required to convey Segment 48 in accordance with the requirements of the Agreement and this Amendment, Qwest shall have the right to replace Segment 48 with a Segment from Augusta to Greenville as follows (the "Alternate Segment"):

                                        Estimated         Estimated
Segment No.     Alternate Segment   System Route Miles  Delivery Date
----------      -----------------   ------------------  -------------

   49           Augusta-Greenville         155             3/31/99

In the event a substitution is made under this provision, the parties agree that the consideration for the Alternate Segment shall reflect the mileage of that Segment and GTE shall be entitled to a credit for any overages paid for mileage attributable to Segment 48.

       3. Notwithstanding Section 3.1 of the Agreement, Qwest shall have the right to utilize SMF-28 fiber on Segment 46 from Miami to Jacksonville, Florida; provided, that in the event SMF-28 fiber is used on said Segment, Qwest will make space available to GTE, at no cost to GTE, in two (2) regeneration facilities along the route from Miami to Jacksonville in accordance with Section 7.2(a) of the Agreement. In addition, in the event SMF-28 fiber is used, the purchase price for Segment 46 shall be adjusted to reflect a price of [*Material Omitted and Separately Filed Under an Application for Confidential Treatment] per route mile for that Segment only.

       4. Subject to all the provisions of Section 7.2, Qwest will provide GTE with additional regeneration and terminal facilities as mutually agreed to by the parties and to be included on Exhibit F to the Agreement upon identification by the parties. GTE agrees to pay Qwest the sum of [*Material Omitted and Separately Filed Under an Application for Confidential Treatment] per site for regeneration sites (estimated to be thirteen (13) regeneration sites) and [*Material Omitted and Separately Filed Under an Application for Confidential Treatment] per site for terminal sites (estimated to be twenty one (21) terminal sites). Payment for facilities identified under this paragraph shall be due and payable on a Segment by Segment basis upon completion of fiber splicing and civil construction for the Segment associated with the facilities.

       5. GTE hereby agrees to pay Qwest an amount equal to [*Material Omitted and Separately Filed Under an Application for Confidential Treatment] per route mile for the Additional Segments. The consideration for the Additional Segments shall be payable according to the schedule set forth in paragraph 1 of Exhibit B of the Agreement. The first payment shall be due and payable within [*Material Omitted and Separately Filed Under an Application for Confidential Treatment] after execution of this Amendment by both parties. The balance of the payments shall be invoiced by Qwest as provided in Section 2.2 of the Agreement.


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

                            CONFIDENTIAL TREATMENT

       6. With respect to the Additional Segments only, Section 25.3(b) of the Agreement is amended to provide that GTE shall not sell, assign, lease, grant an IRU with respect to, exchange, encumber, or otherwise in any manner transfer or make available in any manner to a Capacity Reseller any of GTE's rights in the whole or discrete GTE Fibers at a capacity in excess of 24 DS-3s or 2 OC-12s or any other designation for an equivalent band width, or engage in substantive discussions or negotiations with respect thereto. GTE's obligations under
Section 25.3(a) remain in effect and are binding upon the Additional Segments.

       7. Except as modified in this Amendment, all other provisions of the Agreement shall be applicable to the Additional Segments and Qwest and GTE hereby confirm and ratify in all respects the terms and conditions of the Agreement, as amended by this Amendment.

       Qwest and GTE have executed this Amendment effective as of the day first written above.

QWEST COMMUNICATIONS                    GTE INTELLIGENT NETWORK SERVICES
CORPORATION                             INCORPORATED

By /s/ August B. Turturro               By /s/ Michael Chaney
   ----------------------                  ------------------
Name: August B. Turturro                Name: Michael Chaney
Title: Sr. Vice Pres.                   Title: Director-Network Planning
Date: May 13, 1999                      Date: May 11, 1999



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